                                                                   EXHIBIT 99.04

                                 [LETTERHEAD]



                                 June 23, 2000




VIA EDGAR AND FEDERAL EXPRESS

Securities and Exchange Commission
Office of Small Business
450 Fifth Street, N.W.
Washington D.C.  20549
Attention:        Steven Hearne

     RE:   eROOMSYSTEM TECHNOLOGIES, INC.
           COMMISSION FILE NO. 333-34882

Dear Mr. Hearne:

     On behalf of eRoomSystem Technologies, Inc. (the "Company"), we submit this letter pursuant to Rule 477 to request the withdrawal of Exhibit 10.05 and
Exhibit 10.06 (the "Exhibits") from the Company's Registration Statement on Form SB-2 (Accession No. 0000912057-00-018281) as filed with the Securities and Exchange Commission (the "Commission") on April 14, 2000 (the "Registration Statement").

     The description of the relevant documents contained in the Exhibits for which withdrawal is being requested is as follows:

     Exhibit 10.05 Amended and Restated Program Agreement by and among RoomSystems, Inc., RoomSystems Finance Corporation, Steven
                    L. Sunyich and Amresco Leasing Corporation dated March 10, 1999

     Exhibit 10.06 First Amendment to Amended and Restated Program Agreement by and among RoomSystems, Inc., RoomSystems Finance Corporation, Steven L. Sunyich and Amresco Leasing Corporation dated March 10, 1999

The Amended and Restated Program Agreement and the First Amendment to Amended and Restated Program Agreement are collectively referred to as the "Program Agreement."

Steven Hearne
Securities and Exchange Commission
Office of Small Business
June 23, 2000
Page 2 of 2


     The Company requests the withdrawal of the Exhibits as the Program Agreement has been replaced in its entirety by the Master Business Lease Financing Agreement dated May 11, 2000 by and among AMRESCO Leasing Corporation, eRoomSystem SPE, Inc., RoomSystems, Inc. and the Company (the "Master Financing Agreement"). The Master Financing Agreement has been filed as Exhibit 10.23 to the Company's Pre-Effective Amendment No. 1 to the Registration Statement on June 9, 2000 (Accession No. 0000912057-00-028067). As a result of the Master Financing Agreement, the Program Agreement is of no further force and effect.

     Due to the Renewed Request for Confidential Treatment submitted on June 9, 2000 with respect to the Master Financing Agreement and the potential confusion that may arise between the Program Agreement and the Master Financing Agreement, we respectfully request that the Commission approve the Company's request to withdraw the Program Agreement as filed as Exhibit 10.05 and Exhibit 10.06 to the Registration Statement.

     If you should have any questions or comments with respect to foregoing, please do not hesitate to contact either Gregory L. Hrncir , General Counsel of the Company at 435-688-3603, or me at 702-792-7011.

                                   Sincerely,

                                   KUMMER KAEMPFER BONNER & RENSHAW

                                   /s/ ROBERT C. KIM
                                   --------------------------------
                                   Robert C. Kim

cc:      Gregory L. Hrncir
         Michael J. Bonner
         John C. Jeppsen